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                                                                 EXHIBIT 10.42

[CITY NATIONAL BANK LOGO]

                      SECURITIES ACCOUNT CONTROL AGREEMENT
                           (THIRD PARTY INTERMEDIARY)

     This SECURITIES ACCOUNT CONTROL AGREEMENT (this "Agreement") is entered into as of July 6, 1999, by and among SRS LABS, INC., a Delaware corporation ("Customer"), INVESTORS BANK & TRUST COMPANY ("Custodian"), SALOMON BROTHERS ASSET MANAGEMENT INC. ("Adviser") and CITY NATIONAL BANK, a national banking association ("Secured Party").

RECITALS

     A. Adviser entered into a custody agreement dated January 26, 1996 with Custodian ("Custodial Agreement") whereby Custodian holds the securities and other assets of certain investment advisory clients of the Adviser in separate custodial accounts.

     B. Pursuant to an investment advisory agreement dated August 13, 1996 between Adviser and Customer ("Investment Advisory Agreement"), the assets of the Customer subject to the Investment Advisory Agreement are held with Custodian in Account 3600014 in the name of Customer ("Custodial Account").

     C. Customer has granted to the Secured Party a security interest in the Custodial Account and all financial assets and other property now or at any time hereafter held in the Custodial Account.

     D. Secured Party, Customer, Adviser and Custodian have agreed to enter into this Agreement to perfect Secured Party's security interests in the Collateral, as defined below.

     NOW THEREFORE, in consideration of their mutual covenants and promises, the parties hereto agree as follows:

1.   DEFINITIONS. As used herein:

     a. The term "Collateral" shall mean (i) the Custodial Account, (ii) all financial assets credited to the Custodial Account, (iii) all security entitlements with respect to the financial assets credited to the Custodial Account, (iv) any and all other investment property or assets maintained or recorded in the Custodial Account, and (v) all substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds. The parties expressly agree that the Custodial Account is a "securities account" as such term is defined in the Code, as defined below.



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     b. The terms "investment property," "entitlement order," "financial asset"
and "security entitlement" shall have the respective meanings set forth in the Code. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and shares of mutual funds, at any time held in the Custodial Account are to be treated as "financial assets."

     c. The term "Code" shall mean the Uniform Commercial Code of the Commonwealth of Massachusetts.

2. AGREEMENT FOR CONTROL. Custodian is authorized by Customer and Adviser and agrees to honor and comply with all entitlement orders originated by Secured Party with respect to the Custodial Account, and all other requests and instructions from Secured Party regarding disposition and/or delivery of the Collateral, without further consent or direction from Customer, Adviser or any other party.

3.   CUSTOMER'S RIGHTS WITH RESPECT TO THE COLLATERAL.

     a. Until Custodian is notified otherwise by Secured Party: (i) Adviser is authorized to give to Custodian, and Custodian is authorized to honor, any instructions from Adviser with respect to the selection of the investments in the Custodial Account and the trading in connection therewith; and (ii) Custodian may distribute, in accordance with instructions of Adviser, only that portion of the Collateral which consists of interest and/or cash dividends earned on financial assets maintained in the Custodial Account.

     b. Without Secured Party's prior written consent, except to the extent permitted in Section 3.a. hereof: (i) neither Customer, Adviser, nor any other party may withdraw, transfer, trade or otherwise dispose of any Collateral from the Custodial Account, and (ii) Custodian shall not comply with any entitlement order or other order or instruction given by Customer, Adviser, or any party (other than Secured Party) with respect to the Collateral in the Custodial Account.

     c. Upon actual receipt of written notice from Secured Party, (i) Custodian shall promptly cease complying with entitlement orders and other instructions concerning the Collateral, including the Custodial Account, from all parties other than Secured Party, (ii) Custodian shall not make any further distributions of any of the Collateral to Customer, Adviser, or any party (other than Secured Party), nor permit any further voluntary changes in the financial assets, and (iii) Customers shall release and discharge Adviser as an investment adviser under the Investment Advisory Agreement from all liabilities, claims, causes of action, complaints, obligations, costs, losses, damages, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen or unanticipated, with respect to any action or inaction of Adviser, where such action or inaction is at the direction of the Secured Party pursuant to the terms of this Agreement.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF CUSTODIAN.

     a. Custodian represents and warrants to Secured Party that:

          i. the Custodial Account is maintained with Custodian as specified in Recital B above;


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          ii.  Custodian has no actual knowledge of any claim to, security interest in or lien upon any of the Collateral, except (i) the security interests in favor of Secured Party and (ii) liens of Custodian securing overdrafts, fees and charges, or payment for open trade commitments, as described in Section 4.b. below; and

          iii. attached hereto as Exhibit "A" is an accurate and complete statement of the financial assets in the Custodial Account as of the date set forth in said statement.

     b. Custodian agrees that any claim to, security interest in, lien upon, or right of offset with respect to, any of the Collateral which Custodian now has or at any time hereafter acquire shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for liens of Adviser or Custodian securing: (i) fees and charges owed by Customer with respect to the operation and maintenance of the Custodial Account; (ii) any overdrafts by the Custodian in favor of the Custodial Account; and (iii) payment owed to Advisor or Custodian for open trade commitments for purchases in and for the Custodial Account, if such purchases are permitted hereunder.

5.   AGREEMENT OF ADVISER CUSTODIAN AND CUSTOMER:

     Adviser, Custodian and Customer agree that:

     a. Custodian shall flag its books, records and systems to reflect Secured Party's security interests in the Collateral, and shall provide notice thereof to any party making inquiry as to Customer's accounts with Custodian to whom or which Custodian are legally required to provide information.

     b. Custodian shall send copies of all statements relating to the Custodial Account simultaneously to Customer and Secured Party. Such statements shall be sent to Customer and Secured Party at the address for each set forth in this Agreement.

     c. Custodian shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Custodian shall not enter into any control, custodial or other similar agreement with any other party that would create or acknowledge the existence of any such other claim, security interest or lien upon any of the Collateral.

     d. Without Secured Party's prior written consent, Advisor and Custodian shall not change the name or account number of the Custodial Account.

     e. Neither Adviser, nor Customer shall terminate the Investment Advisory Agreement without giving thirty (30) days' prior written notice to Secured Party.

     f. Neither Adviser, Custodian, nor Customer shall terminate the Custodial Account without giving thirty (30) days' prior written notice to Secured Party.

6. RESPONSIBILITY OF CUSTODIAN. The Custodian shall have no responsibility or liability with respect to the validity or perfection of the security interests of Secured Party in the Custodial Accounts otherwise than to act in accordance with the terms of this Agreement and the Custodial Agreement. The Custodian shall have no responsibility or liability to the Secured Party for settling trades of financial


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assets carried in any Custodial Account at the direction of Customer, Adviser or their respective authorized representatives, or complying with Entitlement
Orders concerning the Custodial Account from the Customer, Adviser or their respective authorized representatives, which are received by Custodian prior to receipt of a Notice of Exclusive Control. The Custodian shall have no responsibility or liability to Customer or Adviser for complying with Entitlement Orders concerning the Custodial Account originated by Secured Party. The Custodian shall have no duty to investigate or make any determination as to whether a default exists under any Agreement between Customer and Secured Party and shall comply with a notice of Exclusive Control notwithstanding that it may believe no such default exists.

7.   MISCELLANEOUS.

     a. This Agreement shall not create any obligation or duty of Adviser and Custodian except as expressly set forth herein and no implied duties, responsibilities or obligations shall be read into this Agreement.

     b. Notwithstanding any provision contained herein or in any other document or instrument to the contrary, neither Adviser or Custodian, nor any of their directors, officers, agents or employees shall be liable for (i) any action taken or omitted to be taken at the instruction of Secured Party, (ii) any action taken or omitted to be taken under or in connection with this Agreement, except for the Adviser's or Custodian's own gross negligence or willful misconduct or that of its directors, officers, agents or employees.

     c. As between Secured Party and Custodian, Secured Party shall indemnify and hold Custodian harmless from and against any losses or liabilities (including legal fees and claims of the Customer) arising from action taken or not taken pursuant to instructions of Secured Party hereunder, except to the extent that any such loss or liability results from Custodian's gross neglect or willful misconduct. As between Adviser and Custodian, Adviser shall indemnify and hold Custodian harmless from and against any losses or liabilities (including legal fees and claims of the Customer) arising from action taken or not taken pursuant to instructions of Adviser or in complying with the notice by Secured Party referred to in Section 3(c) hereof, except to the extent that any such loss or liability results from Custodian's gross negligence or willful misconduct. As between Customer and Custodian, Customer shall indemnify and hold Custodian harmless from and against any losses or liabilities arising from action taken or not taken pursuant to instructions of Customer, Adviser or Secured Party hereunder, except to the extent that any such loss or liability results from Custodian's gross negligence or willful misconduct.

     d. As to the matters specifically the subject of this Agreement, in the event of any conflict between this Agreement and the Investment Advisory Agreement or any other agreement between Adviser and Custodian and Customer, the terms of this Agreement shall control.

     e. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the following address or facsimile number:

"Custodian"                  Investors Bank & Trust
                             220 Clarendon Street
                             Boston, MA 02116
                             Attention: Andrew Josef, Assistant General Counsel
                             Fax No. 617 351 4314


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"Adviser"                   Salomon Brothers Asset Management Inc
                            Seven World Trade Center
                            New York, NY 10048
                            Attention: Carol Epstein, Associate General Counsel Fax No. 212 783 3357

"Customer"                  SRS Labs, Inc.
                            2909 Daimler Street
                            Santa Ana, CA 92705
                            Attention: Thomas C.K. Yuen, Chief Executive Officer
                            Fax No. 949 852-1099

"Secured Party"             City National Bank
                            Irvine Spectrum Technology Center
                            100 Pacifica, Suite 100
                            Irvine, CA 92618
                            Attention: Erich Bollinger, Vice President
                            Fax No. (949) 754-1510

with a copy to:             City National Bank
                            Legal Department
                            400 North Roxbury Drive
                            Beverly Hills, California 90210-5021
                            Attention: General Counsel

or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery;
(ii) if sent by facsimile, upon receipt; and (iii) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid.

     f. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Custodian may not assign its obligations hereunder without Secured Party's prior written consent. This Agreement may be amended or modified only in writing signed by all parties hereto.

     g. This Agreement shall terminate upon: (i) receipt by Adviser and Custodian of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral; or (ii) termination of the Investment Advisory Agreement pursuant to Section 5.e. hereof and delivery by Custodian of all Collateral to Secured Party or its designee in accordance with Secured Party's written instructions.

     h. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


"CUSTODIAN"                        INVESTORS BANK & TRUST COMPANY


                                   By: /s/ MARTIN SULLIVAN
                                       -----------------------------------------

                                   Its: Senior Director
                                       -----------------------------------------


"ADVISER"                          SALOMON BROTHERS ASSET MANAGEMENT INC


                                   By: /s/ ROSS S. MARGOLISS
                                       -----------------------------------------

                                   Its: Managing Director
                                       -----------------------------------------


"CUSTOMER"                         SRS LABS, INC.

                                   By: /s/ THOMAS C.K. YUEN
                                       -----------------------------------------
                                       Thomas C.K. Yuen, Chief Executive Officer


"SECURED PARTY"                    CITY NATIONAL BANK, a national banking
                                   association

                                   By: /s/ ERICH BOLLINGER
                                       -----------------------------------------
                                       Erich Bollinger, Vice President


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